Investor Relations Fact Sheet 4Q 2018 PROS Holdings, Inc. (NYSE: PRO) provides AI powered solutions that optimize commerce in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions. To learn more, visit www.pros.com Market Opportunity 2018 Fourth Quarter & Full Year Earnings Recap (Refer to Appendix for GAAP to Non-GAAP reconciliation) With the rise of digital commerce, consumers YoY YoY have been trained to expect a more dynamic $mm 4Q 2018 4Q 2017 FY 2018 FY 2017 buying experience - they want to buy what they Change Change want, when they want, and they want to be able to move seamlessly across channels. Total Revenue 52.6 46.3 +14% 197.0 168.8 +17% Subscription The need for PROS AI solutions is more acute 28.3 19.1 +48% 95.2 60.5 +57% than ever as companies grapple with how to Revenue meet the real-time needs of today’s consumer. Adjusted (2.0) (4.9) +59% (19.0) (33.7) +43% Our algorithmic approach to generating EBITDA personalized, dynamic offers, prices and experiences that buyers can access across our Free Cash Flow 14.1 3.6 +287% (0.5) (29.5) +98% customers’ direct sales, online, mobile and partner channels, is helping companies across industries rethink how they sell in the digital Efficient Expansion economy. Top Line Compounded by This market environment creates the backdrop for Velocity Margin Improvement the $30 billion estimated TAM that we see in front of us. We focus our go-to-market efforts on a subset of strategic industries and geographies in which we have a proven track record of %+ 862 bps success, which narrows our target market to $9 40 Quarterly billion. These strategic industries are automotive YoY Increase in Subscription B2B deal volume Margin YoY and industrial; B2B services; cargo, freight and ‘18 v ‘17 Improvement logistics; chemicals; food and consumables; healthcare; technology and travel. We believe that our market is highly underpenetrated and that we are well positioned to capture it. Our vision is to be the leading AI platform powering commerce in the digital economy across all the industries that we serve Copyright © 2019 | PROS Holdings, Inc. | 3100 Main Street, Suite 900, Houston, TX 77002 | www.pros.com

Investor Relations Fact Sheet 4Q 2018 Transition to the Cloud We embarked upon a “cloud first” strategy in May 2015 and % %+ rapidly transformed how we create, sell and deliver our AI 57 95 2018 Subscription 2018 Customer Gross solutions. Today, we are a SaaS business. In 2018, 95% Revenue Growth Revenue Retention Rate of our total number of deals were cloud, which led us to increase our recurring revenue as a percent of total revenue from 54% in 2015 to 81% in 2018. $ + Annual Recurring Revenue ~1Tn 30B Transactions processed Total Estimated 24% CAGR 189 annually Addressable Market 161 122% 81 $197 mm Recurring Revenue as a 2018 % of 2018 Total Revenue Total Revenue PROS AI Solutions 2016 2017 2018 Our AI solutions make it possible for companies to provide fast, frictionless and personalized buying experiences for their customers. The data science and AI embedded in our solutions Subscription Revenue provide our customers with predictive and prescriptive guidance on key business decisions that drive improved growth and 58% CAGR profitability, including offer optimization, product mix optimization, demand forecasting, price optimization, product configuration 95 recommendations, cross-sell and upsell recommendations, attrition detection, and willingness to pay. 61 Our software operates in large and complex information 38 technology environments. Our high-performance software architecture supports real-time, high-volume transaction processing and handles requirements of global enterprise customers who may need sub-second response times. We provide standardized configurations of our software based on the industries we serve and offer professional services to configure 2016 2017 2018 these solutions to meet the specific needs of each customer. Included in this Fact Sheet are forward-looking statements including, but not limited to, those related to total addressable market and other financial projections. These predictions, estimates, and other forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in this Fact Sheet. We refer you to the documents we file with the Securities and Exchange Commission, which identify and discuss important factors that could cause actual results to differ materially from those discussed in these forward-looking statements. All statements included in these materials are based upon information known as of the date hereof, and PROS Holdings assumes no obligation to update any such statements, except as required by law. This Fact Sheet includes certain supplemental non-GAAP financial measures, that we believe are useful to investors as useful tools for assessing the comparability between periods as well as company by company. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, our financial information and results prepared in accordance with U.S. GAAP included in our periodic filings made with the SEC. Copyright © 2019 | PROS Holdings, Inc. | 3100 Main Street, Suite 900, Houston, TX 77002 | www.pros.com

Investor Relations Fact Sheet 4Q 2018 APPENDIX PROS Holdings, Inc. Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands) (Unaudited) Three Months Ended Year Ended December 31, December 31, 2018 2017 2018 2017 Adjusted EBITDA GAAP Loss from Operations $ (9,609) $ (12,815) $ (49,215) $ (64,943) Acquisition-related expenses — 107 95 720 Amortization of acquisition-related intangibles 1,694 2,112 7,396 5,174 New headquarters noncash rent expense 185 — 185 — Share-based compensation 5,098 5,131 21,453 22,796 Depreciation and other amortization 1,576 1,372 5,659 5,357 Capitalized internal-use software development costs (927) (801) (4,613) (2,797) Adjusted EBITDA $ (1,983) $ (4,894) $ (19,040) $ (33,693) Free Cash Flow Net cash provided by (used in) operating activities $ 15,188 $ 4,535 $ 5,703 $ (25,313) Purchase of property and equipment (69) (51) (1,475) (1,286) Purchase of intangible asset (125) (50) (125) (125) Capitalized internal-use software development costs (927) (801) (4,613) (2,797) Free Cash Flow $ 14,067 $ 3,633 $ (510) $ (29,521) Copyright © 2019 | PROS Holdings, Inc. | 3100 Main Street, Suite 900, Houston, TX 77002 | www.pros.com